                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                              -------------------

                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                Date of Report
                       (Date of earliest event reported)
                               February 12, 1998



                       Sunburst Hospitality Corporation
            (Exact name of registrant as specified in its charter)



     Delaware                                              52-1985619
     --------                                              ----------
(State or other jurisdiction                   (IRS Employer Identification No.)
  of incorporation)



10770 Columbia Pike, Silver Spring, Maryland                  20901
--------------------------------------------                  -----
  (Address of principal executive offices)                 (Zip code)


                        Registrant's telephone number,
                       including area code (301)979-5000
                                           -------------

Item 5.
-------

     The Registrant is filing restated financial statements to reflect the franchising operations of Choice Hotels International, Inc. as discontinued operations.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
------   ------------------------------------------------------------------

     (a) Report of Independent Public Accountants
     (b) Consolidated Balance Sheets as of May 31, 1997 and 1996
     (c) Consolidated Statements of Income, Fiscal Year Ended May 31, 1997, 1996 and 1995
     (d) Consolidated Statements of Cash Flows, Fiscal Year Ended May 31, 1997, 1996 and 1995
     (e) Consolidated Statement of Stockholders' Equity for the seven months ended May 31, 1997
     (f) Notes to Consolidated Financial Statements

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SUNBURST HOSPITALITY CORPORATION
                                    (Registrant)


                                    By: /s/ James A. MacCutcheon
                                        ----------------------------
                                    Name: James A. MacCutcheon
                                    Title: Chief Financial Officer
Date: February 12, 1998

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of Sunburst Hospitality Corporation:

          We have audited the accompanying consolidated balance sheets of Sunburst Hospitality Corporation and subsidiaries (the "Company" formerly Choice Hotels International, Inc., See Note 1) as of May 31, 1997 and 1996, and the related consolidated statements of income and cash flows for each of the three fiscal years in the period ended May 31, 1997, and the statement of stockholders' equity for the seven months ended May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunburst Hospitality Corporation as of May 31, 1997, and 1996, and the results of its operations and its cash flows for each of the three fiscal years in the period ended May 31, 1997, in conformity with generally accepted accounting principles.


Arthur Andersen LLP

Washington, D.C.
January 27, 1998

                       SUNBURST HOSPITALITY CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                 AS OF MAY 31
                                (IN THOUSANDS)

                                                                   1997            1996
                                                              ----------------------------
                                    ASSETS
Property and equipment, net                                       $338,419        $281,214
Receivables (net of allowance for doubtful
   accounts of $585 and $309, respectively)                          7,659           6,533
Deferred income taxes ($7,205 and $10,125)
   and other assets                                                 20,982          14,526
Cash and cash equivalents                                            7,033           1,436
Net investment in discontinued operations                           52,336          24,602
                                                              ------------    ------------

               TOTAL ASSETS                                       $426,429        $328,311
                                                              ============    ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Debt
    Mortgages and other long term debt                             223,347          16,474
    Notes payable to Manor Care, Inc.                               37,022         147,023
                                                              ------------    ------------
                                                                   260,369         163,497

Accounts payable                                                    25,605           8,724
Accrued expenses                                                    15,968           8,531
                                                              ------------    ------------
               Total liabilities                                   301,942         180,752
                                                              ------------    ------------

STOCKHOLDERS' EQUITY

Common stock                                                           639               -
Additional paid-in-capital                                         167,163               -
Retained earnings                                                   17,075               -
Cumulative translation adjustment                                   (7,018)              -
Treasury stock, at cost                                            (53,372)              -
Investments and advances from Manor Care, Inc.                           -         147,559
                                                              ------------    ------------

               Total stockholders' equity                          124,487         147,559
                                                              ------------    ------------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $426,429        $328,311
                                                              ============    ============

             The accompanying notes are an integral part of these
                         Consolidated Balance Sheets.

                       SUNBURST HOSPITALITY CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                           FISCAL YEARS ENDED MAY 31
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                          1997           1996            1995
                                                                                     -------------------------------------------
REVENUES

    Rooms                                                                                $165,239       $137,001        $101,381
    Food and beverage                                                                      13,356         11,392           8,121
    Other                                                                                   7,158          6,232           5,012
                                                                                     ------------   ------------    ------------

                     Total revenues                                                       185,753        154,625         114,514
                                                                                     ------------   ------------    ------------

OPERATING EXPENSES

    Departmental Expenses
       Rooms                                                                               58,502         51,657          43,168
       Food and beverage                                                                   10,887          9,792           6,866
       Other                                                                                2,674          2,570           1,476
    Undistributed Operating Expenses
       Administrative and general                                                          17,990         16,358          11,550
       Marketing                                                                           14,545         12,152           9,008
       Utility costs                                                                        8,816          7,712           5,670
       Property operation and maintenance                                                   9,428          8,118           5,891
       Property taxes, rent and insurance                                                   6,857          6,044           3,959
       Depreciation and amortization                                                       20,632         16,636          12,513
       Corporate                                                                            7,691          8,026           6,038
       Provision for asset impairment                                                           -         24,595               -
                                                                                     ------------   ------------    ------------

                        Total operating expenses                                          158,022        163,660         106,139
                                                                                     ------------   ------------    ------------

    OPERATING INCOME (LOSS)                                                                27,731         (9,035)          8,375
                                                                                     ------------   ------------    ------------

    INTEREST EXPENSE                                                                       15,891         12,839           9,155
                                                                                     ------------   ------------    ------------

    INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE INCOME TAXES                                                                 11,840        (21,874)           (780)
       Income taxes                                                                         5,035         (8,523)           (323)
                                                                                     ------------   ------------    ------------
    INCOME (LOSS) FROM CONTINUING OPERATIONS                                                6,805        (13,351)           (457)

    DISCONTINUED OPERATIONS: Income from operations of
    discontinued franchising business (less applicable
    income taxes of $25,165, $15,923 and $13,467, respectively)                            35,219         21,809          17,268
                                                                                     ------------   ------------    ------------

    NET INCOME BEFORE EXTRAORDINARY ITEM                                                   42,024          8,458          16,811
                                                                                     ------------   ------------    ------------

    EXTRAORDINARY ITEM -- LOSS FROM EARLY
    EXTINGUISHMENT OF DEBT (NET OF $747 TAX BENEFIT)                                        1,144              -               -
                                                                                     ------------   ------------    ------------
    NET INCOME                                                                            $40,880         $ 8,458         $16,811
                                                                                     ============    ============    ============

    Pro forma weighted average common shares outstanding                                   20,893          20,876          20,827
                                                                                     ============    ============    ============

    Earnings per share from continuing operations                                         $  0.32         $ (0.64)        $ (0.02)
    Earnings per share from discontinued operations                                          1.69            1.05            0.83
    Earnings per share from extraordinary item                                              (0.05)              -               -
                                                                                     ------------    ------------    ------------
    Earnings per share                                                                    $  1.96         $  0.41         $  0.81
                                                                                     ============    ============    ============

            The accompanying notes are an intergral part of these
                      Consolidated Statements of Income.

                       SUNBURST HOSPITALITY CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FISCAL YEARS ENDED MAY 31
                                (IN THOUSANDS)



                                                                      1997               1996              1995
                                                               ---------------    ---------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                                           $  40,880          $   8,458          $ 16,811

Reconciliation of net income to net cash provided by operating activities:

     Depreciation and amortization                                      29,797             26,062            21,841
     Amortization of debt discount                                          29                 34               171
     Provision for bad debts, net                                        2,798                974               906
     Increase (decrease) in deferred taxes                               6,289            (12,885)              827
     Loss on sale of operating hotel                                       220                584                 -
     Provision for asset impairment                                          -             28,160                 -
Change in assets and liabilities:
     Change in receivables                                              (6,771)            (7,036)           (4,529)
     Change in other assets                                            (13,396)            (3,452)            5,343
     Change in payable and accrued expenses                             17,845             10,922             5,691
     Change in current taxes payable                                       289              1,176               634
     Change in other liabilities                                        (1,831)             2,443             1,803
                                                               ---------------    ---------------    --------------
                   NET CASH PROVIDED BY
                   OPERATING ACTIVITIES                                 76,149             55,440            49,498
                                                               ---------------    ---------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Investment in property and equipment                              (81,743)           (53,472)          (34,889)
     Acquisition of operating hotels                                    (5,550)           (49,617)          (59,766)
     Proceeds from sale of operating hotels                              2,522              5,479                 -
     Purchase of minority interest                                      (2,494)           (55,269)                -
     Investment in Friendly Hotels PLC                                       -            (17,069)                -
                                                               ---------------    ---------------    --------------

                   NET CASH USED IN INVESTING ACTIVITIES               (87,265)          (169,948)          (94,655)
                                                               ---------------    ---------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from mortgages and other long
       term debt                                                       239,108             17,296            15,567
     Principal payments of debt                                        (51,995)              (810)          (16,382)
     (Principal payments on) proceeds from
       notes payable to Manor Care, Inc.                              (110,000)            27,201            51,461
     Proceeds from issuance of common stock                              3,410                  -                 -
     Purchases of treasury stock                                       (53,150)                 -                 -
     Advances (to) from Manor Care, Inc., net                           (9,971)            73,272            (6,190)
                                                               ---------------    ---------------    --------------

                   NET CASH PROVIDED BY FINANCING ACTIVITIES            17,402            116,959            44,456
                                                               ---------------    ---------------    --------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                  6,286              2,451              (701)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD                                                              4,539              2,088             2,789
                                                               ---------------    ---------------    --------------

CASH AND CASH EQUIVALENTS AT END OF
  PERIOD                                                               $10,825             $4,539            $2,088
                                                               ---------------    ---------------    --------------

CASH AND CASH EQUIVALENTS OF
  DISCONTINUED OPERATIONS                                              $ 3,792             $3,103            $  427
                                                                --------------     --------------    --------------

CASH AND CASH EQUIVALENTS OF
  CONTINUING OPERATIONS                                                $ 7,033             $1,436            $1,661
                                                                ==============     ==============    ==============

             The accompanying notes are an integral part of these
                    Consolidated Statements of Cash Flows.

                       SUNBURST HOSPITALITY CORPORATION
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                         (IN THOUSANDS, EXCEPT SHARES)



                                    Common Stock
                            ------------------------------       Additional         Translation        Retained          Treasury
                                  Shares           Amount      Paid-in-Capital       Adjustment         Earnings            Stock
                            ------------------------------   ------------------   --------------    --------------    --------------

DISTRIBUTION FROM
MANOR CARE, INC.,
NOV. 1, 1996                      63,081,129          $631             $162,512          $(1,750)         $      -          $     -

Net income                                                                                                  40,880


Transfer of net income
to Manor Care, Inc.                                                                                        (23,805)

Exercise of stock
options/grants                       781,542             8                4,651

Translation adjustment                                                                    (5,268)

Treasury purchases                (3,697,724)                                                                               (53,372)

                            --------------------------------------------------------------------------------------------------------

BALANCE, MAY 31, 1997             60,164,947          $639             $167,163          $(7,018)         $ 17,075         $(53,372)
                            ========================================================================================================


             The accompanying notes are an integral part of these
                Consolidated Statement of Stockholders' Equity.

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

On March 7, 1996, Manor Care, Inc. ("Manor Care") announced its intention to proceed with the separation of its lodging business from its health care business through a spin-off of its lodging business (the "Manor Care Distribution"). On September 30, 1996 the Board of Directors of Manor Care declared a special dividend to its shareholders of one share of common stock of Choice Hotels International Inc. (the "Company") for each share of Manor Care stock, and the Board of Directors set the Record Date and the Distribution Date. The Manor Care Distribution was made on November 1, 1996 to holders of record of Manor Care's common stock on October 10, 1996.

The Manor Care Distribution separated the lodging and health care businesses of Manor Care into two public corporations. The operations of the Company consist principally of the hotel franchise operations and the owned and managed hotel operations formerly conducted by Manor Care directly or through its subsidiaries (the "Lodging Business").

On November 1, 1996, concurrent with the Manor Care Distribution, the Company changed its name from Choice Hotels Holdings, Inc. to Choice Hotels International, Inc. and the Company's franchising subsidiary, formerly named Choice Hotels International, Inc., changed its name to Choice Hotels Franchising, Inc. ("Franchising").

On April 29, 1997, the Company's Board of Directors announced its intention to separate the Company's franchising business from its owned hotel business. On September 16, 1997 the Board of Directors and shareholders of the Company approved the separation of the businesses through a spin-off of the franchising business, along with the Company's European hotel and franchising operations, to its shareholders (the "distribution"). The Board of Directors set October 15, 1997 as the date of distribution and on that date, Company shareholders received one share in Franchising (to be renamed "Choice Hotels International, Inc.") for every share of Company stock held on October 7, 1997 (the date of record). Concurrent with the October 15, 1997 distribution date, the Company changed its name to Sunburst Hospitality Corporation and effected a one-for-three reverse stock split of its common stock.

The consolidated financial statements present the financial position, results of operations and cash flows of the Company for the period prior to November 1, 1996 as if it were formed as a separate entity of Manor Care. In connection with the spin-off of the franchising business, the Company has presented the franchising business as a discontinued operation in the consolidated financial statements. Although the Company's European hotel operations are being distributed to shareholders along with the franchising business, generally accepted accounting principles do not permit presenting this operation as
discontinued.   Therefore, the European hotel operations are included in
continuing operations. The following tables illustrate the impact of the European hotel operations on the continuing operations of the Company (in thousands).

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                             DOMESTIC       EUROPEAN
   FISCAL YEAR ENDING         HOTEL          HOTEL        CONTINUING
      MAY 31, 1997          OPERATIONS     OPERATIONS     OPERATIONS
----------------------------------------------------------------------
Revenues                       $168,016        $17,737        $185,753
Operating expenses              140,468         17,554         158,022
                         ---------------------------------------------
Operating income                 27,548            183          27,731
                         ---------------------------------------------
Interest expense                 14,899            992          15,891
Pretax income (loss)             12,649           (809)         11,840
  Income tax expense
   (benefit)                      5,355           (320)          5,035
                         ---------------------------------------------
Net income (loss) from
 continuing operations         $  7,294        $  (489)       $  6,805
                         =============================================


                             DOMESTIC       EUROPEAN
   FISCAL YEAR ENDING         HOTEL          HOTEL        CONTINUING
      MAY 31, 1996          OPERATIONS     OPERATIONS     OPERATIONS
----------------------------------------------------------------------
Revenues                     $135,022        $ 19,603        $154,625
Operating expenses            127,722          35,938         163,660
                         ---------------------------------------------
Operating income (loss)         7,300         (16,335)         (9,035)
                         --------------------------------------------
Interest expense               12,419             420          12,839
Pretax loss                    (5,119)        (16,755)        (21,874)
   Income tax benefit          (1,913)         (6,610)         (8,523)
                         ---------------------------------------------
Net loss from
  continuing operations      $ (3,206)       $(10,145)       $(13,351)
                         ============================================


                             DOMESTIC       EUROPEAN
   FISCAL YEAR ENDING         HOTEL          HOTEL        CONTINUING
      MAY 31, 1995          OPERATIONS     OPERATIONS     OPERATIONS
----------------------------------------------------------------------
Revenues                     $95,876        $18,638        $114,514
Operating expenses            85,777         20,362         106,139
                         ---------------------------------------------
Operating income (loss)       10,099         (1,724)          8,375
                         ---------------------------------------------
Interest expense               9,155              -           9,155
Pretax income (loss)             944         (1,724)           (780)
   Income tax expense
    (benefit)                    361           (684)           (323)
                         ---------------------------------------------
Net income (loss) from
  continuing operations      $   583        $(1,040)       $   (457)
                         =============================================

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                             DOMESTIC       EUROPEAN
                               HOTEL          HOTEL
   AS OF MAY 31, 1997       OPERATIONS     OPERATIONS     CONSOLIDATED
-----------------------------------------------------------------------
Property and equipment,
  net                           $326,867        $11,552        $338,419
Other assets                      77,648         10,362          88,010
                         ----------------------------------------------
    Total assets                $404,515        $21,914        $426,429
                         ==============================================

Debt                            $246,840        $13,529        $260,369
Other liabilities                 38,907          2,666          41,573
                         ----------------------------------------------
    Total liabilities            285,747         16,195         301,942
                         ----------------------------------------------
Stockholders' equity             118,768          5,719         124,487
                         ----------------------------------------------
    Total liabilities
      and stockholders'
      equity                    $404,515        $21,914        $426,429
                         ==============================================

                             DOMESTIC       EUROPEAN
                               HOTEL          HOTEL
   AS OF MAY 31, 1996       OPERATIONS     OPERATIONS     CONSOLIDATED
-----------------------------------------------------------------------
Property and equipment,
 net                            $267,215        $13,999        $281,214
Other assets                      36,336         10,761          47,097
                         ----------------------------------------------
  Total assets                  $303,551        $24,760         328,311
                         ==============================================

Long term debt                  $149,546        $13,951        $163,497
Other liabilities                 12,376          4,879          17,255
                         ----------------------------------------------
  Total liabilities              161,922         18,830         180,752
                         ----------------------------------------------
Stockholders' equity             141,629          5,930         147,559
                         ----------------------------------------------
  Total liabilities
   and stockholders'
    equity                      $303,551        $24,760        $328,311
                         ==============================================

An analysis of the activity in the "Advances (to) from Manor Care Inc., net" account for the two years ended May 31, 1996 and the five months ended October 31, 1996 is as follows (in thousands):

Balance, May 31, 1994                                       $ 55,208
Cash transfers to Manor Care                                  (6,190)
Net income                                                    16,811
                                                      --------------
Balance, May 31, 1995                                         65,829
Cash transfers from Manor Care                                73,272
Net income                                                     8,458
                                                      --------------
Balance, May 31, 1996                                        147,559
Cash transfers to Manor Care                                  (9,971)
Net income through October 31, 1996                           23,805
                                                      --------------
Balance, October 31, 1996                                   $161,393
                                                      ==============

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA EARNINGS PER SHARE (UNAUDITED)

The pro forma earnings per common share is computed by dividing net income by the pro forma weighted average number of common shares outstanding. The pro forma weighted average number of common shares outstanding is after giving effect to the one for three reverse stock split and is based on Manor Care's weighted average number of outstanding common shares for the period prior to November 1, 1996 and the Company's own shares outstanding subsequent to November 1, 1996.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

PRE-OPENING COSTS

Pre-opening costs of an operating nature incurred prior to the opening of hotel properties are deferred and amortized over two years for hotels opened prior to November 1, 1996 and one year for hotels opened after that date. Such costs, which are included in other assets, amounted to $1.6 million and $2.4 million, net of accumulated amortization, at May 31, 1997 and 1996, respectively.

PROPERTY AND EQUIPMENT

The components of property and equipment are as follows:

(In thousands)                                    May 31
                                           1997           1996
                                     -----------------------------
Land                                       $ 56,009       $ 48,153
Buildings                                   255,106        221,826
Furniture, fixtures and equipment            54,561         44,995
Hotels under construction                    36,633         18,224
                                     -----------------------------
                                            402,309        333,198
Less:  accumulated depreciation             (63,890)       (51,984)
                                     -----------------------------
                                           $338,419       $281,214
                                     =============================

Depreciation has been computed for financial reporting purposes using the straight-line method. A summary of the ranges of estimated useful lines upon which depreciation rates have been based follows:

Building and improvements                            10-40 years
Furniture, fixtures and equipment                    3-20 years


SELF-INSURANCE PROGRAM

The Company maintains its own self-insurance program for certain levels of general and professional liability, automobile liability and workers' compensation coverage. The estimated costs of these programs are accrued at present values based on actuarial projections for known and anticipated claims.

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Prior to the Manor Care Distribution, the Company participated in Manor Care's self-insurance program for certain levels of general and professional liability, automobile liability and workers' compensation coverage. The estimated costs of these programs were accrued at present values based on actuarial projections for known and anticipated claims. All self-insurance liabilities through November 1, 1996, were assumed by Manor Care.

IMPAIRMENT POLICY

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured based on net, undiscounted expected cash flows. Assets are considered to be impaired if the net, undiscounted expected cash flows are less than the carrying amount of the assets. Impairment charges are recorded based upon the difference between the carrying value of the asset and the expected net cash flows, discounted at an appropriate interest rate.

CAPITALIZATION POLICIES

The Company capitalizes interest costs and property taxes incurred during the construction of capital assets. Major renovations and replacements are capitalized to appropriate property and equipment accounts. Maintenance, repairs and minor replacements are charged to expense.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

INCOME TAXES

The Company was included in the consolidated federal income tax returns of Manor Care prior to the Manor Care Distribution. Subsequent to November 1, 1996, the Company is a separate taxpayer and files its own tax returns. The income tax provision included in these consolidated statements reflects the historical income tax provision and temporary differences attributable to the operations of the Company on a separate return basis. Deferred taxes are recorded for the tax effect of temporary differences between book and tax income.

Income before income taxes from continuing operations for the fiscal year ended May 31, 1997, 1996 and 1995 was derived from the following (in thousands):

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                        1997          1996         1995
                                                  ----------------------------------------
Income before income taxes
      Domestic operations                               $12,649      $ (5,119)     $   944
      Foreign operations                                   (809)      (16,755)      (1,724)
                                                  ----------------------------------------
         Combined income (loss) before
            income taxes                                $11,840      $(21,874)     $  (780)
                                                  ========================================


The provision for income taxes for continuing operations follows for the fiscal year ended May 31, 1997, 1996 and 1995 (in thousands):

                                                        1997          1996          1995
                                                  -----------------------------------------
Current tax (benefit) expense
      Federal                                          $2,583       $    94         $ (32)
      Federal benefit of foreign operations              (320)         (315)         (684)
      State                                               292            26          (126)
Deferred tax (benefit) expense
      Federal                                           2,048        (1,676)          427
      Federal benefit of foreign operations                          (6,295)
      State                                               432          (357)           92
                                                  -----------------------------------------
                                                       $5,035       $(8,523)        $(323)
                                                  =========================================

Deferred tax asset (liabilities) were composed of the following at May 31, 1997 and 1996 (in thousands):

                                                        1997          1996
                                                  ---------------------------
Depreciation and amortization                            $5,672       $ 7,736
Foreign operations                                        1,565         1,366
Accrued expenses                                            626         1,692
Other                                                      (658)         (669)
                                                  ---------------------------
Net deferred tax asset                                   $7,205       $10,125
                                                  ===========================

A reconciliation of income tax expense at the statutory rate to income tax expense included in the accompanying consolidated statement of income for the year ended May 31, 1997, 1996 and 1995 follows:

(In thousands, except federal income tax rate)          1997          1996          1995
                                                  -----------------------------------------
Federal income tax rate                                      35%           35%           35%

Federal taxes at statutory rate                          $4,144       $(7,656)        $(273)
dState income taxes, net of federal tax benefit             573          (982)          (22)
Other                                                       318           115           (28)
                                                  -----------------------------------------
Income tax expense                                       $5,035       $(8,523)        $(323)
                                                  =========================================

Cash paid for state income taxes was $805,000, $165,000, and $86,000 for the year ending May 31, 1997, 1996 and 1995. Federal income taxes were paid by Manor Care for the period ending October 31, 1996 and the years ended May 31, 1996 and 1995. The Company paid federal income taxes for the consolidated group (including Franchising and its subsidiaries) of $5.5 million for the period from November 1, 1996 through May 31, 1997.

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company and Manor Care entered into a tax-sharing agreement for purposes of allocating pre-Manor Care Distribution tax liabilities among the Company and Manor Care and their respective subsidiaries. In general, Manor Care is responsible for (i) filing the consolidated federal income tax return that include the Company and its subsidiaries and (ii) paying the taxes relating to such tax returns to the applicable taxing authorities. The Company will reimburse Manor Care for the portion of such taxes that relates to the Company and its subsidiaries. In addition, the Company will assume liability for all taxes payable by the Company or by Manor Care in the event the Manor Care Distribution is determined not to be tax-free for federal income tax purposes. Manor Care and the Company have agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters.

Following the distribution of Franchising, the Company and Franchising entered into a tax-sharing agreement to allocate pre-distribution tax liabilities among the Company and Franchising and their respective subsidiaries. In general, the Company will be responsible for (i) filing the consolidated federal income tax return for the Company's affiliated group (including Franchising and its subsidiaries through the date of the distribution) and (ii) paying the taxes related to such returns to the applicable taxing authorities. Franchising will reimburse the Company for the portion of such taxes that relates to Franchising and its subsidiaries.

ACCRUED EXPENSES

Accrued expenses were as follows:

(In thousands)                                              May 31,
                                                       1997         1996
                                                  --------------------------
Payroll                                                 $ 8,479       $3,531
Taxes, other than income                                  4,097        3,237
Other                                                     3,392        1,763
                                                  --------------------------
                                                        $15,968       $8,531
                                                  ==========================

LONG TERM DEBT AND NOTES PAYABLE

Debt consisted of the following at May 31, 1997 and 1996:

(In thousands)                                         1997         1996
                                                  --------------------------
$125 million competitive advance and multi-
 currency revolving credit facility with an
 average rate of 6.28% at May 31, 1997                 $ 90,500     $   -
Multi-class mortgage pass-through certificates
 with a blended weighted average rate of 7.8%           117,294         -
Notes payable to Manor Care with a rate of 9%
 at May 31, 1997                                         37,022      147,023
Capital lease obligations                                15,553       16,474
                                                  --------------------------

Total indebtedness                                     $260,369     $163,497
                                                  ==========================

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Maturities of debt at May 31, 1997 were as follows:

FISCAL YEAR
(In thousands)
1998                                                   $ 27,919
1999                                                      2,929
2000                                                    105,940
2001                                                      3,704
2002                                                      4,125
Thereafter                                              115,752
                                                  -------------

                                                       $260,369
                                                  =============

On October 30, 1996, the Company entered into a $100.0 million competitive advance and multi-currency revolving credit facility (the "October 1996 credit facility") provided by a group of seven banks. This facility provides that up to $75.0 million is available for borrowings in foreign currencies. Borrowings under the October 1996 credit facility are, at the option of the borrower, at one of several rates including LIBOR plus 30 basis points. In addition, the Company has the option to request participation at lower rates than those contractually provided by the October 1996 credit facility. This facility presently requires the Company to pay annual fees of 2/10 of 1% of the total loan commitment. On May 5, 1997, the Company increased the size of the facility from $100 million to $125 million through December 31, 1997, at which time the incremental difference of $25 million is due. The October 1996 credit facility was terminated on October 15, 1997 in conjunction with the distribution.

On April 23, 1997 the Company, through its indirect subsidiary First Choice Properties Corporation, completed an offering of $117.5 million multi-class mortgage pass through certificates (collectively, "the mortgage securities"). The mortgage securities, which bear a blended weighted average interest rate of 7.8% and have a final maturity of May 5, 2012, contain customary covenants with respect to, among other things, limits on levels of indebtedness, liens, certain investments, transactions with affiliates, asset sales, mergers, and consolidations. The Company had $3.9 million in escrow at May 31, 1997 related to the mortgage securities. The escrow, which is included in other assets, is for property taxes, insurance and capital expenditures of the properties collateralizing the mortgage securities. The mortgage securities are nonrecourse and collateralized by 36 hotels owned by the Company. The offering's net proceeds of $110 million have been used to prepay a portion of a loan from Manor Care. The prepayment resulted in an extraordinary loss from early debt redemption of $1.1 million, net of taxes.

In conjunction with the April 1997 issuance of the mortgage securities, the Company entered into a series of interest rate swap agreements having a total notional principal amount of $50.0 million. The agreements were terminated concurrent with the pricing of the mortgage securities, resulting in a $862,000 gain. The gain has been deferred and is being amortized over the life of the mortgage securities as an offset to interest expense.

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company entered into two new debt facilities in October 1997 in connection with the distribution: (i) a $80 million revolving credit facility (the "October 1997 credit facility"); and (ii) a $115.0 million pay-in-kind note payable to Franchising (the "Franchising Note"). Proceeds from the new debt were used to repay the Company's remaining portion of the loan from Manor Care and the October 1996 credit facility, and for advances previously made by Franchising to the Company. The unused portion of the October 1997 credit facility will be used by the Company for working capital, including capital expenditures and acquisitions.

The October 1997 credit facility includes customary financial and other covenants that will require the maintenance of certain ratios including maximum leverage, minimum net worth and interest coverage, and will restrict the Company's ability to make certain investments, repurchase stock, incur debt, and dispose of assets. At the Company's option, the interest rate may be based on LIBOR, a certificate of deposit rate or an alternate base rate (as defined), plus a facility fee. The rate is determined based on the Company's consolidated leverage ratio at the time of borrowing.

The Franchising Note has a maturity of five years, accrues interest at a rate equal to 500 basis points above the interest rate on a five-year U.S. Treasury Note and contains restrictive covenants similar to those in the October 1997 credit facility.

Cash paid for interest was $14.8 million, $12.8 million and $9.1 million for fiscal years 1997, 1996 and 1995, respectively. At May 31, 1997, owned property with a net book value of $146.7 million was pledged or mortgaged as collateral.

LEASES

The Company operates certain property and equipment under leases that expire at various dates through 2014. Future minimum lease payments are as follows:

(In thousands)                         Operating       Capitalized
                                         Leases          Leases
1998                                      $  685        $  1,420
1999                                         140           1,400
2000                                         140           1,498
2001                                         140           1,498
2002                                         140           1,613
Thereafter                                 6,575          21,746
                                         -------       ---------
Total minimum lease payments              $7,820          29,175
                                         =======
Less:  interest                                          (13,622)
                                                       ---------
Present value of lease payments                         $ 15,553
                                                       =========

Rental expense under non-cancelable operating leases was $329,000, $332,000, and
$321,000 in 1997, 1996 and 1995, respectively.   In fiscal year 1997, the
Company paid $4.5 million to Manor Care for office rent,

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


of which Franchising reimbursed the Company $4.0 million for its portion of total space occupied.

ACQUISITIONS AND DIVESTITURES

During fiscal year 1997, the Company acquired two hotels containing 324 rooms valued at $10.7 million and disposed of one hotel containing 153 rooms for $2.5
million.   During fiscal year 1996, the Company purchased 16 hotels containing more than 1,900 rooms for $49.6 million. During fiscal year 1995, the Company purchased 16 hotels containing more than 2,300 rooms for $59.8 million.

DISCONTINUED OPERATIONS

The revenues, income from discontinued operations before income taxes, and net income from discontinued operations were as follows:

                                            Fiscal year ended May 31,
                                        1997          1996          1995
                                   -----------------------------------------
Revenue                                 $249,822      $227,277      $190,441
Expenses, excluding income taxes         189,438       189,545       159,706
                                   -----------------------------------------
Income from discontinued
  operations before income taxes          60,384        37,732        30,735
Income taxes                              25,165        15,923        13,467
                                   -----------------------------------------
Net income from discontinued
  operations                            $ 35,219      $ 21,809      $ 17,268
                                   =========================================

Net investment in discontinued operations is composed of the following:

                                            As of May 31,
                                          1997          1996
                                    ----------------------------
Property and equipment, net                $31,825       $24,306
Goodwill, net                               69,938        65,377
Franchising rights, net                     50,504        53,138
Receivables                                 23,322        20,475
Other assets                                31,880        31,270
                                    ----------------------------

     Total assets                         $207,469      $194,566
                                    ============================

Debt                                      $111,634      $131,364
Other liabilities                           43,499        38,600
                                    ----------------------------
     Total liabilities                     155,133       169,964
                                    ----------------------------

Net investment and advances from
  parent                                    52,336        24,602
                                    ----------------------------

     Total liabilities and equity         $207,469      $194,566
                                    ============================

COMMITMENTS AND CONTINGENCIES

The Company is a defendant in a number of lawsuits arising in the ordinary course of business. In the opinion of management, the ultimate

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

outcome of such litigation will not have a material adverse effect on the Company's business, financial position, or results of operations.

PENSION, PROFIT SHARING AND INCENTIVE PLANS

Bonuses accrued for key executives of the Company under incentive compensation plans were $200,000, $100,000, and $300,000 in fiscal years 1997, 1996 and 1995, respectively.

Employees participate in retirement plans sponsored by the Company, and prior to the Manor Care Distribution, employees participated in retirement plans sponsored by Manor Care. Costs allocated to the Company were based on the size of its payroll relative to the sponsor's payroll. Costs allocated to the Company for continuing operations were approximately $800,000, $583,000 and $424,000 in 1997, 1996 and 1995, respectively.

CAPITAL STOCK

During fiscal year 1997, the Company repurchased 3,697,724 shares of its common stock at a total cost of $53.4 million.

The Company has stock option plans for which it is authorized to grant options to purchase up to 7.3 million shares of the Company's common stock. Stock options may be granted to officers, key employees and non-employee directors with an exercise price not less than the fair market value of the common stock on the date of grant.

Options outstanding at November 1, 1996 represent options that resulted from the Manor Care Distribution. Option activity under the above plans is as follows:

                                                     Weighted
                                         Number       Option
                                       of Shares      Price
                                   --------------------------
Outstanding at November 1, 1996          5,920,648     $ 8.49
Granted                                    397,693      14.79
Exercised                               (1,110,164)     12.60
Cancelled                                 (259,145)     11.02
                                   --------------------------
Outstanding at May 31, 1997              4,949,032     $ 9.05
                                   ==========================

In connection with the distribution, the outstanding options held by current and former employees of the Company as of October 15, 1997 were redenominated in both Company and Franchising stock, and the number and exercise prices of the options were adjusted based on the relative trading prices of shares of the common stock of the two companies to retain the intrinsic value of the options. The option prices in the table above have not been adjusted for the distribution or the reverse stock split.

At May 31, 1997, the options with a weighted average remaining life of 3.4 years covering 1,614,891 shares were exercisable at $2.70 to $12.52 per share with a weighted average of $5.11 per share.

                       SUNBURST HOSPITALITY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATMENTS


Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"), requires companies to provide additional disclosures about employee stock-based compensation plans based on a fair value based method of accounting. SFAS No. 123 is effective for fiscal years that begin after December 15, 1995. As permitted by this accounting standard, the Company continues to account for these plans under Accounting Principles Board Opinion 25, under which no compensation cost has been recognized.

Compensation cost for the Company's stock option plan was determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123. The fair value of each option grant has been estimated on the date of grant using an option-pricing model with the following weighted average assumptions used for grants in 1997: risk-free interest rate of 6.4% and volatility of 30%, expected lives of 10 years and 0% dividend yield. The weighted average fair value per option granted during fiscal year 1997 was $8.35. If options had been reported as compensation expense based on their fair value pro forma, net income would have been $40.3 million for 1997, and pro forma earnings per share would have been $1.92.

Since this methodology has not been applied to options granted prior to the Manor Care Distribution date, the resulting pro forma compensation cost is not likely to be representative of that to be expected in future years.

RELATIONSHIP WITH MANOR CARE

The Company entered into various agreements in connection with the Manor Care Distribution which provide, among other things, that (i) Manor Care is responsible for filing and paying the related taxes on consolidated federal tax returns and consolidated or combined state tax returns for itself and any of its affiliates (including the Company and Franchising) for the periods of time that the affiliates were members of the consolidated group, (ii) the Company would reimburse Manor Care for the portion of such taxes that relates to the Company and its subsidiaries, (iii) Manor Care would lease office space to the Company in Silver Spring, Maryland, (iv) the Company would enter into a loan agreement with Manor Care for $225.7 million previously advanced at an interest rate of 9% ($37.0 million of which is outstanding at May 31, 1997 as an obligation of the Company following the distribution), and (v) Manor Care would provide certain corporate services to the Company.

In 1997, the Company incurred $525,000 in rent expense for office space leased from Manor Care, $12.4 million in interest expense on the loan, and $2.1 million in corporate expense for corporate services provided by Manor Care.

RELATIONSHIP WITH CHOICE HOTELS INTERNATIONAL, INC.

For purposes of providing an orderly transition after the distribution, the Company and Franchising entered into various agreements, including, among others, a Distribution Agreement, a Tax Sharing Agreement, a Corporate Services Agreement and an Employee Benefits Allocation Agreement. Effective as of October 15, 1997, these agreements provide,

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


among other things, that the Company (i) will receive and/or provide certain corporate and support services, such as accounting, tax and computer systems support, (ii) will adjust outstanding options to purchase shares of Company common stock held by Company employees, Franchising employees, and employees of Manor Care, (iii) is responsible for filing and paying the related taxes on consolidated federal tax returns and consolidated or combined state tax returns for itself and any of its affiliates (including Franchising) for the periods of time that the affiliates were members of the consolidated group, (iv) will be reimbursed by Franchising for the portion of income taxes paid that relate to Franchising and its subsidiaries, (v) will enter into a loan agreement with Franchising for $115.0 million at an interest rate of 500 basis points over the interest rate of a five-year U.S. Treasury Note, and (vi) guarantees that Franchising will, at the date of distribution, have a specified level of net worth.

The Company and Franchising have entered into a strategic alliance agreement. Among other things, the agreement will provide for (i) a right of first refusal to Franchising to franchise properties to be acquired or developed by the Company, (ii) certain commitments by the Company for the development of Sleep Inns and MainStay Suites hotels, (iii) continued cooperation of both parties with respect to matters of mutual interest, such as new product and concept testing, (iv) continued cooperation with respect to third party vendor arrangements and certain limitations on competition in each others' line of business. The strategic alliance agreement extends for a term of 20 years with mutual rights of termination on the 5th, 10th and 15th anniversaries. The Company and Franchising also entered into a financial consulting agreement which provides for certain payments to the Company by Franchising.

During 1997, the Company operated substantially all of its hotels pursuant to franchise agreements with Franchising. Total fees paid to Franchising included in the accompanying financial statements for franchising marketing, reservation and royalty fees are $9.5 million, $7.5 million, and $5.3 million for the years ending May 31, 1997, 1996 and 1995, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The balance sheet carrying amount of cash and cash equivalents and receivables approximate fair value due to the short term nature of these items. Mortgages and other long term debt consist of bank loans and mortgages. Interest rates on bank loans adjust frequently based on current market rates; accordingly, the carrying amount of bank loans is equivalent to fair value. The carrying amount for the notes payable to Manor Care approximates fair value. Because the mortgage securities were originated in April 1997 at market rates, the fair value at May 31, 1997, approximates the carrying value.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," during

                       SUNBURST HOSPITALITY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


fiscal year 1997. The adoption of SFAS No. 121 did not have an impact on the Company's financial statements.

The Company is required to adopt SFAS No. 128, "Earnings Per Share," and SFAS No. 129, "Disclosure of Information about Capital Structure," no later than fiscal year 1998. The adoption of these pronouncements will not materially affect the Company's financial statements.

The Company is required to adopt SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," no later than fiscal year 1999. The adoption of these pronouncements will not materially affect the continuing operations of the Company.